Exhibit 10.8

Dear [Name],

In accordance with the Merger Agreement, Jacobs has assumed all Restricted Stock Units (RSUs) and Performance Stock Units (PSUs) granted to legacy CH2M employees under CH2M’s 2017 Long-Term Incentive Plan (“2017 LTIP”).   These equity awards remain subject to the terms and conditions of the 2017 LTIP, as amended by CH2M’s Compensation Committee in August 2017, including time-based vesting requirements.

The CH2M RSUs and PSUs were converted to Jacobs RSUs, rounded to the nearest whole share, based on the Assumed Equity Award Exchange Ratio as outlined in the Merger Agreement:

Jacobs Units = CH2M Units * (52.85 + (0.6677 * VWAP )) / VWAP

The VWAP (Parent Share Volume Weighted Average Trading Price) is 66.9184.

Your CH2M grants were converted as follows:

Original CH2M Grants	Converted Jacobs Grants	New Vesting Schedule*
[___] PSUs	[___] RSUs	1-year cliff
[___] PSUs	[___] RSUs	2-year cliff
[___] PSUs	[___] RSUs	3-year cliff
[___] RSUs	[___] RSUs	3-year cliff

*Vesting begins on the original grant date of 4/3/2017.

Note that you originally had four separate CH2M grants – one RSU grant and three PSU grants – and each of these grants was converted to a separate Jacobs RSU grant. The converted RSU grant has the original three-year cliff vesting schedule. However, per the Merger Agreement and amended 2017 LTIP, the three converted PSU grants will vest in substantially equal installments on each of the first three anniversaries of the original date of grant, as opposed to vesting on the original three-year cliff schedule. In addition, the applicable performance goals for the PSUs were deemed to be achieved at target per the terms of the Merger Agreement. The vesting for all of the converted Jacobs RSUs begins on the original grant date of April 3, 2017.

You will be able to view your converted Jacobs RSUs in your Computershare account by the end of the first week of January 2018 under the Employee Grants & Awards section.

You may access your Computershare account by visiting www.computershare.com/jacobs.  You will need your Global Employee Number (GEN) and your unique PIN to access your account online.  Or, if you are an active employee, you can access your account with the ease of single sign-on from the Virtual Office under About Us │ Employee Ownership.  If you have additional questions regarding account access, you may contact Computershare toll-free at 844-549-2426, or 781-575-3087 if calling from outside of the United States.

Later this month, we plan to move all assumed Jacobs RSUs into accounts with Fidelity, at which point you will no longer be able to view these units in your Computershare account. We will notify you after the transition to Fidelity has been completed.

Sincerely,

Shelie Gustafson
SVP, Global Human Resources

Performance Stock Unit Grant Notice

CH2M HILL Companies, Ltd. Long Term Incentive Plan

PERFORMANCE STOCK UNIT
FORM OF GRANT NOTICE

Date:

Name of Grantee:

Employee Number:

This Performance Stock Unit Grant Notice sets forth the terms of the Performance Stock Units granted to you under the CH2M HILL Companies, Ltd. Long Term Incentive Plan (the “Plan”).   This grant is subject to the terms of the Plan and, in the event of a conflict between this Grant Notice and the terms of the Plan, the terms of the Plan shall control.  Capitalized terms used herein have the meanings specified in the Plan.  If you do not have a copy of the plan document, please contact your HR Partner or refer to Computershare’s web site.

Within 60 days of receiving your grant of Performance Stock Units, you must agree to and accept this Performance Stock Unit Grant Notice by acknowledging with Computershare.  Failure to so agree to this Performance Stock Unit Grant Notice within such 60-day period will result in the Award granted pursuant to this Performance Stock Unit Grant Notice being forfeited by you.

Grant Date:

Number of Performance Stock Units Granted (Target):

Number of Performance Stock Units Granted (Maximum):

Target EBIT: $850 million. “EBIT” means earnings before interest and taxes of CH2M, and shall be determined in accordance with generally accepted accounting principles, as may be adjusted by the Committee.

Payout/Settlement:

Effective as of the date on which the Committee certifies EBIT goal achievement for 2017 in the first quarter of 2018, if EBIT is at least $200 million for 2017, you shall “bank” a number of restricted stock units (“RSUs”) equal to the product of (x) the Target Performance Stock Units and (y) a quotient, (1) the numerator of which is EBIT for calendar year for 2017 and (2) the denominator of which is Target EBIT.  These RSUs shall vest on the third anniversary of the Grant Date, subject to your continued employment through such anniversary except as otherwise specifically provided in the Plan.  Each RSU represents the right to receive one share of Stock (or the cash equivalent thereof) following the vesting date. Promptly following the vesting date (and in no event later than two and one-half months following the vesting date) or at such other time as provided in the Plan, one share of Stock for each RSU (or the cash equivalent thereof) vesting on that date shall be issued to you.

Effective as of the date on which the Committee certifies cumulative EBIT goal achievement for 2017 and 2018 in the first quarter of 2019, if EBIT is at least $ 400 million for 2017 and 2018, you shall “bank” an additional number of RSUs (but not less than 0) equal to (A) the product of (x) the Target Performance Stock Units and (y) a quotient, (1) the numerator of which is aggregate EBIT for calendar years 2017 and 2018 and (2) the denominator of which is Target EBIT, minus (B) the number of RSUs determined above for 2017.  These RSUs shall vest on the third anniversary of the Grant Date, subject to your continued employment through such anniversary except as otherwise specifically provided in the Plan.  Promptly following the vesting date (and in no event later than two and one-half month following the vesting date) or at such other time as provided in the Plan, one share of Stock for each RSU (or the cash equivalent thereof) vesting on that date shall be issued to you.

Effective as of the date on which the Committee certifies cumulative EBIT goal achievement for 2017, 2018 and 2019 in the first quarter of 2020, the total number of Performance Units that have been earned shall be determined as follows:

	Threshold	Target	Maximum
Company Consolidated Cumulative EBIT (MM)	$600	$850	$1,105
Total Number of PSUs earned (% of Target award)	70.5%	100%	200%

The RSUs granted based on 2017 and 2018 performance determined above shall be subtracted from the number of RSUs determined pursuant to this chart.  One share of fully-vested stock (or the cash equivalent thereof) shall be granted for the difference promptly following the third anniversary of the Grant Date (and in no event later than two and one-half months following the third anniversary of the Grant Date), subject to your continued employment through the third anniversary of the Grant Date.

Change in Control:  In the event of a Change in Control, Article VI of the Plan shall govern.

Tax Withholding:  The Plan provides that all grants are subject to applicable tax withholding upon vesting or settlement, or at any other time required by local, state, and/or country tax regulations.

If tax withholding is required upon vesting or settlement, CH2M will withhold shares to cover your tax withholding obligations on each vesting or settlement date. You will receive the net shares resulting from the number of shares that will vest on the vesting date minus the number of shares used to cover your tax obligation.

Covenants:  By accepting this Performance Stock Unit Grant Notice, you hereby acknowledge that you are an employee of a CH2M HILL Companies, Ltd. group family company (the “Company Group”) and hold confidential information regarding the Company Group, and therefore agree:

o

to refrain for a period of one year from your last day of employment with the Company Group (regardless of the reasons for the termination of your employment) from directly or indirectly soliciting, inducing, recruiting, encouraging or otherwise endeavoring to cause any employee or consultant of the Company Group to terminate his/her/its relationship with any entity of the Company Group.

o

to refrain for a period of one year from your last day of employment with the Company Group (regardless of the reasons for the termination of your employment) from directly or indirectly soliciting, inducing, recruiting, encouraging or otherwise endeavoring to cause or attempt to cause any client, vendor or contractor of the Company Group to modify, alter and/or terminate his/her/its relationship with any entity of the Company Group.

o

to refrain from the disclosure, copying and/or use for any purpose of any proprietary, competitively sensitive and/or confidential business information of the Company Group, its clients, and business affiliates after your last day of employment with the Company Group (regardless of the reasons for the termination of your employment), including as such continuing obligations may exist under any CH2M Business Conduct Agreement, Employee

Ethics & Business Conduct Principles and/or Employee Administration Agreement (or other such agreements containing continuing obligations) that you have signed during your employment, which agreement(s) remain(s) in full force and effect.

o

to not provide services, directly or indirectly, for a competitor of the Company Group on any proposal, bids, statements of qualifications, or other business development tasks (collectively, “proposals”) on projects about which you have knowledge of Company Group confidential information, including (without limitation) acquisition strategies, labor strategies, pricing, etc., and to remove yourself from working, directly or indirectly, on any such competitor’s proposal for any Company Group prospective projects on which you were involved as a Company Group employee since it would not be possible for you to assist a competitor in submitting proposals or refining offers on the same prospective projects without using and inevitably disclosing Company Group confidential information.

o	not to make any oral or written statement to any third party that disparages, defames, or reflects adversely upon the Company Group, or any of its principals, officers, employees or services.

You recognize and agree that a violation by you of any of these obligations would cause irreparable harm to the Company Group that would be difficult to quantify and that money damages may be inadequate.  As such, you agree that the Company Group shall have the right to seek injunctive relief (in addition to, and not in lieu of any other right or remedy that may be available to it) to prevent or restrain any such alleged violation without the necessity of posting a bond or other security and without the necessity of proving actual damages.  If a court of competent jurisdiction determines that you have violated the obligations of any covenant for a particular duration, then you agree that such covenant will be extended by that duration.

You recognize and agree that if you terminate employment with the Company due to Retirement, as defined in the Plan, your continued eligibility to vest and be paid out at the times specified in Section 4.5 of the Plan with respect to RSUs issued hereunder prior to your Retirement is conditioned on you remaining retired from the Company and not competing against the Company.  Competitor, for this purpose, means any engineering, program management, or construction company engaged in any activities or business similar in material respects to CH2M business and/or listed among the top 25 companies on any Engineering News Record (ENR) list of top industry leaders (for the year in question) where the Company is listed in the top 25 companies on the list.

For the avoidance of doubt, no obligation set forth in this Performance Stock Unit Grant Notice shall prohibit you from making disclosures required by law, from filing a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”), or from communicating with any Government Agencies or otherwise participating in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to CH2M HILL Companies, Ltd.

Restricted Stock Unit Grant Notice

CH2M HILL Companies, Ltd. Long Term Incentive Plan

RESTRICTED STOCK UNIT
FORM OF GRANT NOTICE

Date:

Name of Grantee:

Employee Number:

This Restricted Stock Unit Grant Notice sets forth the terms of the Restricted Stock Units granted to you under the CH2M HILL Companies, Ltd. Restricted Stock Plan.   This grant is subject to the terms of the Plan and, in the event of a conflict between this Grant Notice and the terms of the Plan, the terms of the Plan shall control.  Capitalized terms used herein have the meanings specified in the Plan.  If you do not have a copy of the plan document, please contact your HR Partner or refer to Computershare’s web site.

Within 60 days of receiving your grant of Restricted Stock Units, you must agree to and accept this Restricted Stock Unit Grant Notice by acknowledging with Computershare.  Failure to so agree to this Restricted Stock Unit Grant Notice within such 60-day period will result in the Award granted pursuant to this Restricted Stock Unit Grant Notice being forfeited by you.

Grant Date:

Number of Restricted Stock Units Granted:

Vesting Schedule:  The Restricted Stock Units shall vest in full on the third anniversary of the Grant Date.

Settlement:  Promptly following the vesting date (and in no event later than March 15 of the year following the year in which the vesting date occurs), one share of Stock for each Restricted Stock Unit vesting on that date (or the cash equivalent thereof) shall be issued to you.

Tax Withholding:  The Plan provides that all grants are subject to applicable tax withholding upon vesting or settlement, or at any other time required by local, state, and/or country tax regulations.

If tax withholding is required upon vesting or settlement, CH2M will withhold shares to cover your tax withholding obligations on each vesting or settlement date. You will receive the net shares resulting from the number of shares that will vest on the vesting date minus the number of shares used to cover your tax obligation.

Covenants:  By accepting this Restricted Stock Unit Grant Notice, you hereby acknowledge that you are an employee of a CH2M HILL Companies, Ltd. group family company (the “Company Group”) and hold confidential information regarding the Company Group, and therefore agree:

o

to refrain for a period of one year from your last day of employment with the Company Group (regardless of the reasons for the termination of your employment) from directly or indirectly soliciting, inducing, recruiting, encouraging or otherwise endeavoring to cause any employee or consultant of the Company Group to terminate his/her/its relationship with any entity of the Company Group.

o	to refrain for a period of one year from your last day of employment with the Company Group (regardless of the reasons for the termination of your employment) from directly or indirectly soliciting, inducing, recruiting, encouraging or otherwise endeavoring to cause or attempt to cause any client, vendor or contractor of the Company Group to modify, alter and/or terminate his/her/its relationship with any entity of the Company Group.

o

to refrain from the disclosure, copying and/or use for any purpose of any proprietary, competitively sensitive and/or confidential business information of the Company Group, its clients, and business affiliates after your last day of employment with the Company Group (regardless of the reasons for the termination of your employment), including as such continuing obligations may exist under any CH2M Business Conduct Agreement, Employee Ethics & Business Conduct Principles and/or Employee Administration Agreement (or other such agreements containing continuing obligations) that you have signed during your employment, which agreement(s) remain(s) in full force and effect.

o

to not provide services, directly or indirectly, for a competitor of the Company Group on any proposal, bids, statements of qualifications, or other business development tasks (collectively, “proposals”) on projects about which you have knowledge of Company Group confidential information, including (without limitation) acquisition strategies, labor strategies, pricing, etc., and to remove yourself from working, directly or indirectly, on any such competitor’s proposal for any Company Group prospective projects on which you were involved as a Company Group employee since it would not be possible for you to assist a competitor in submitting proposals or refining offers on the same prospective projects without using and inevitably disclosing Company Group confidential information.

o	not to make any oral or written statement to any third party that disparages, defames, or reflects adversely upon the Company Group, or any of its principals, officers, employees or services.

You recognize and agree that a violation by you of any of these obligations would cause irreparable harm to the Company Group that would be difficult to quantify and that money damages may be inadequate.  As such, you agree that the Company Group shall have the right to seek injunctive relief (in addition to, and not in lieu of any other right or remedy that may be available to it) to prevent or restrain any such alleged violation without the necessity of posting a bond or other security and without the necessity of proving actual damages.  If a court of competent jurisdiction determines that you have violated the obligations of any covenant for a particular duration, then you agree that such covenant will be extended by that duration.

For the avoidance of doubt, no obligation set forth in this Restricted Stock Unit Grant Notice shall prohibit you from making disclosures required by law, from filing a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”), or from communicating with any Government Agencies or otherwise participating in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to CH2M HILL Companies, Ltd.